                          WIRELESS TELECOM GROUP, INC.
                                  EXHIBIT 11.1

                                                                        For the Year Ended December 31,

                                                                   2004               2003               2002
                                                                   ----               ----               ----

         Net income                                             $2,331,477         $1,762,995         $1,767,618
                                                                ==========         ==========         ==========

         BASIC EARNINGS:

         Weighted average number of common shares
         outstanding                                            17,192,728         16,904,036         17,080,648
                                                                ==========         ==========         ==========

         Basic earnings per common share                             $0.14              $0.10              $0.10
                                                                     =====              =====              =====

         DILUTED EARNINGS:                                         2004               2003               2002
                                                                   ----               ----               ----

         Weighted average number of common shares
         outstanding                                            17,192,728         16,904,036         17,080,648

         Stock options                                             385,457            209,436            259,616
                                                                ----------         ----------         ----------

         Weighted average number of common shares
         outstanding, as adjusted                               17,578,185         17,113,472         17,340,264
                                                                ==========         ==========         ==========

         Diluted earnings per common share                           $0.13              $0.10              $0.10
                                                                     =====              =====              =====

                                        3